CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 28, 2016 relating to the financial statements and financial highlights which appears in the April 30, 2016 Annual Report to Shareholders of the Pemberwick Fund, a separate series constituting the FundVantage Trust. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
December 2, 2016